ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made as of November 10, 2010, by and between Global Axcess Corp, a Nevada corporation (“Buyer”), and Tejas Video Partners, LTD, a Texas company (“Seller”).  Buyer and Seller are sometimes referred to individually as a “Party” and together as the “Parties.”

PRELIMINARY STATEMENTS:

Seller is in the business of installing and operating DVD rental kiosks (the “Business”).  Seller desires to assign and sell, and Buyer has agreed to assume and purchase various assets of Seller, used in the Business and described in more detail herein.

NOW, THEREFORE, in consideration of these preliminary statements and the mutual covenants, representations, warranties and agreements expressed herein and hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

1.           Purchased Assets; Excluded Assets; Assumption of Liabilities.

1.1         Purchased Assets and Rights.  Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 3.1), Seller will sell to Buyer, and Buyer will purchase the following assets from Seller (collectively, the “Purchased Assets”):

(a)           all of Seller’s right, title and interest in and to the customer agreements listed in Exhibit 1.1(a) attached hereto (the “Customer Agreements”);

(b)          all of Seller’s right, title and interest in and to the vendor agreements listed in Exhibit 1.1(b) attached hereto (the “Vendor Agreements”);

(c)           all DVD inventories owned by Seller and more fully described in Exhibit 1.1(c) attached hereto;

(d)          all phone lines, and other communication lines connected to DVD kiosks utilized in the Business (the “Phone Lines”);

(e)           all modems, antennas, and air cards (AT&T, Verizon, etc.) utilized in connection with the Business listed in Exhibit 1.1(e) attached hereto (the “Kiosk Communications Equipment”);

(f)            all of  Seller’s rights in and to any phone numbers utilized in the Business (the “Phone Numbers”);

(g)           all of Seller’s rights in and to the trademark “Tejas Video Partners, LTD” and all other trademarks and service marks utilized in the Business with Buyer allowing Seller to use the trademark “Tejas Video Partners, LTD” for nine months from the Close Date;

(h)           all of  Seller’s right, title and interest in and to the Seller’s website located at www.QuickFlixDVD.com, including all content contained therein, and all intellectual property rights, including without limitation copyrights, therein, registrations to the domain name (the “Domain Name”) and e-mail accounts;

(i)           all of Seller’s right, title and interest to information related to the Customer Agreements listed herein, including information with respect to collections from to the DVD kiosks subject of such agreements (collectively, “Data”).

Seller shall transfer the Purchased Assets free and clear of all security interests, liens, restrictions, claims, encumbrances or charges of any kind.

1.2         Limited Liabilities Assumed.  Buyer, effective as of the Closing Date, will assume Seller’s rights and obligations arising on or after the Closing Date under (i) the Customer Agreements, and (ii) the Vendor Agreements, (collectively, the “Transferred Agreements”).  Subject to the preceding sentence or except as otherwise expressly set out in this Agreement, the Parties acknowledge that the Buyer assumes no other obligations or liabilities of the Seller.

1.3         Excluded Assets.  Except as expressly set forth herein, the Purchased Assets shall not include cash in bank, DVD kiosks (other than modems, air cards and antennas), vehicles, notes or accounts receivable, prepaid accounts, deposits, the Seller’s corporate office lease, office furniture, fixtures, computers, telephone equipment (other than Phone Lines), Seller’s warehouse lease, or any other asset of Seller not related to the Business (collectively, the “Excluded Assets”).

2.           Purchase Price

2.1         Base Purchase Price; Payment.  In consideration for the sale of the Purchased Assets, Buyer shall pay Seller the following amounts (the “Base Purchase Price”):

(a)           At the Closing, Buyer shall pay Seller eight hundred seventy-five thousand dollars ($875,000) in immediately available funds;

(b)           On or prior to the six-month anniversary of the Closing, Buyer shall pay Seller five hundred thousand dollars ($500,000) in immediately available funds (the “Six-Month Payment”), provided Army & Air Force Exchange Service Customer Agreement (“AAFES”) has not been cancelled for no fault of Seller ; provided that if this Agreement is signed by nine o’clock in the morning eastern standard time on November 10, 2010 Buyer shall pay Seller the “Six-Month Payment” by April 15, 2011 and any amount of the Six-Month Payment not received by April 15, 2011 will accrue interest at a rate of ten percent (10%) per annum, compounded annually.  In the event this Agreement is signed after November 10, 2010 and the AAFES is terminated as a result of actions or omissions of Seller, the Six-Month Payment shall be forfeited and Buyer shall have no obligation under this Section 2.1(b).

(c)           At the Closing, Buyer shall deliver to Seller two hundred thousand shares of its common stock (the “Purchase Shares”).  One hundred thirty four thousand (134,000) of the Purchase Shares (the “One-Year Restricted Shares”) will be subject to transfer restrictions for a period of one year  and the remaining sixty-six thousand (66,000) Purchase Shares (the “Two-Year Restricted Shares”) shall be subject to transfer restrictions for a period of two years, in each case, as set forth in Section 7 hereof.  The Purchase Shares shall be subject to such other provisions as may be set forth herein.

(d)           Approximate allocation of consideration:

(i)	Customer Agreements and other Intellectual Property = $1,435,000

(ii)	DVD Inventories= $26,000

(iii)	Wireless Modems/Antennas=$10,000

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2.2         Earn-out.  In addition to the Base Purchase Price, for a period of five years (the “Earn-out Period”) following the Closing, Buyer shall pay Seller additional purchase price (“Earn-out”) of $3,500 for each New DVD Kiosk Site that is (i) installed by Buyer pursuant to a Customer Agreement, and (ii) which site generates $2,000 or more of gross revenues for any calendar month (the “Earn-out Threshold”).  New DVD Kiosk Site is defined as a site that does not have, and did not previously have, a DVD kiosk inside or outside of the location that is, or was, owned or managed by Seller.  The Earn-out shall be paid by Buyer on an annual basis (each, an “Earn-out Payment”), within forty-five days of each of the first five anniversaries following the Closing.  Each Annual Payment shall be calculated based on newly installed kiosks that met the Earn-out Threshold during the twelve month period ending on the preceding anniversary of the Closing.  For the avoidance of doubt, an Earn-out Payment shall be made with respect to any particular DVD kiosk site only once, even if such DVD kiosk satisfies the Earn-out Threshold in more than one twelve-month period during the Earn-out Period.

2.3         Taxes.  All transfer, sales or similar tax due as a result of this transaction will be paid by Buyer at the Closing and, if not so paid, shall remain Buyer’s obligation.

3.          Closing.

3.1         Closing Date.  Subject to the terms and conditions of this Agreement, the closing of the transactions (the “Closing”) contemplated by this Agreement shall occur at a mutually acceptable place and time within five (5) days after the last of the conditions to Closing set forth in Sections 6.1 and 6.2 have been satisfied or waived by the Party or Parties entitled to waive the same, or such other date and time as to which Buyer and Seller may agree in writing; provided that, at Buyer’s option, the Closing may take place on or before the last day of the month in which the conditions set forth in Sections 6.1 and 6.2 have been satisfied (the "Closing Date").

3.2         Actions to be Taken at the Closing.  At the Closing, the Parties will take the following actions and deliver the following documents:

(a)          Seller will deliver to Buyer:

(i)	a duly executed Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit 3.2(a)(i).

(ii)	a duly executed bill of sale, in substantially the form attached hereto as Exhibit 3.2(a)(ii)

(iii)
all required consents of third parties to the sale, conveyance, transfer, assignment and delivery of the Purchased Assets, including, without limitation, the consent of the customers party to the Customer Agreements and the vendors party to the Vendor Agreements.

(iv)
non-compete agreements in favor of Buyer duly executed by Von Shows, Andrea Shows, Damon Johnson, II, David Bosmans, Joseph Turvey and Stephen Oakes, in substantially the form attached hereto as Exhibit 3.2(a)(iv), (the “Non-Compete Agreements”).

(v)	consulting agreements by and between Buyer and Von Shows, Exhibit 3.2(a)(v).

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(vi)
a Transition Services Agreement, duly executed by Seller, pursuant to which Seller agrees to provide to Buyer the use of the DVD kiosks currently utilized in the Business, for a period not to exceed 6 months, in substantially the form attached hereto as Exhibit 3.2(a)(vi).

(vii)	a good standing certificate of Seller (dated within ten (10) business days prior to the Closing Date), certified by the Secretary of the State of Texas.

(viii)	a secretary’s certificate, certifying the Operating Agreement of Seller and resolutions of the Managers and Members of Seller approving the sale of the Purchased Assets as contemplated herein.

(ix)
a certificate of Von Shows certifying as to the truth and correctness of Seller’s representations and warranties as of the Closing Date and that all of Seller’s obligations that are to be performed prior to Closing have been performed.

(x)	(ix) an opinion of legal counsel for Seller, substantially in the form attached hereto as Exhibit 3.2(a)(x).

(xi)	originals of each of the Transferred Agreements.

(xii)	assignment forms, duly executed by Seller, necessary to transfer to Buyer the Phone Numbers and Phone Lines, in form and substance reasonably satisfactory to Buyer.

(xiii)	Any and all Seller marketing material or logo files including electronic files thereof.

(xiv)	Trademark assignment of the brand name “Tejas Video” in form and substance satisfactory to Buyer with Buyer allowing Seller to use the trademark “Tejas Video” for nine months from the Close Date.

(xv)	duly executed assignment of the registration to the domain name www.quickflixdvd.com in form and substance satisfactory to Buyer.

(xvi)	the Data.

(xvii)	AAFES signed Novation Agreement assigning the AAFES to Buyer

(b)          Buyer will deliver to Seller:

(i)	a duly executed Assignment and Assumption Agreement in substantially the form attached as Exhibit 3.2(a)(i).

(ii)	the portion of the Purchase Price to be paid at the Closing pursuant to Section 2.1(a) .

(iii)	The Purchase Shares.

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(iv)	a secretary’s certificate, certifying resolutions of the board of directors of Buyer approving the purchase of the Purchased Assets,

(v)
an officer’s certificate certifying as to the truth and correctness of Buyer’s representations and warranties to the best of Buyer’s knowledge as of the Closing Date and that all of Buyer’s obligations that are to be performed prior to Closing have been performed.

(c)          The Parties will take such other actions and will execute and deliver such other instruments, documents and certificates as are required by the terms of this Agreement and the agreements executed in connection herewith (the “Related Agreements”) or as may be reasonably requested by any Party in connection with the consummation of the transactions contemplated herein.

4.           Representations; Warranties.

4.1        Seller Representations.  Seller represents and warrants to Buyer as of the date hereof, and as of the Closing Date as follows:

(a)           Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.  Seller has full power and lawful authority to enter into this Agreement and each of the other documents, instruments and agreements contemplated herein (the “Related Agreements”), and to consummate the transactions contemplated hereby and thereby.

(b)           This Agreement has been and, when executed, the Related Agreements will be, duly authorized by all necessary action on the part of Seller, including authorization of its members.  This Agreement constitutes and, when executed, the Related Agreements each will constitute, the legal, valid and binding obligation of Seller, enforceable in accordance with their respective terms.  Seller’s execution, delivery and performance of this Agreement and the Related Agreements will not (i) constitute a breach or violation of Seller’s organizational documents, (ii) constitute a breach or violation of any law, rule, regulation, material agreement, indenture, deed of trust, mortgage, loan agreement or any material instrument to which Seller is a party, (iii) constitute a violation of any order, judgment or decree by which Seller is bound or affected, or (iv) result in a breach or default under any of the Transferred Agreements or the creation of any lien or charge thereon.

(c)           No consent, license, approval or authorization of, or filing, registration or waiver or other action by, any governmental authority or any third party is or will be required in connection with the execution, delivery or performance by Seller of this Agreement or any agreement executed in connection herewith except those consents which Seller shall deliver to Buyer before Closing.

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(d)           Exhibit 1.1(a) sets forth a complete list of all of the customer agreements to which Seller is a party.  Seller has delivered to Buyer a true and correct copy of each contract included in the Purchased Assets.  Each oral customer agreement is accurately and completely described in Exhibit 1.1(a).  Each contract included in the Purchased Assets is valid and enforceable in accordance with its terms against Seller and against the other party or parties thereto.  There is no suit or proceeding pending or threatened, relating in any way to any contract included in the Purchased Assets, or that could otherwise impair Seller’s ability to perform its obligations hereunder.  Neither Seller nor any other party thereto is in breach of or in default under any contract included in the Purchased Assets nor has any notice or claim with respect to any breach or default thereunder been given.   Seller has not made any oral representations or warranties to any person with respect to the Purchased Assets, nor has it offered to provide any services other than what has already been stated in the Customer Agreements.  No party to a Transferred Agreement has threatened to terminate such agreement, or indicated any intention not to renew such agreement upon expiration thereof.

(e)           Seller has delivered to Buyer profit & loss statements for calendar years 2008 and 2009, and for the period of January 1, 2010 through September 30, 2010 and balance sheets as of September 30, 2010 (the “Financial Statements”).  The Financial Statements are true, correct and complete, and accurately reflect the financial position of Seller and the results of its operations as of the dates, and for the periods, set forth therein.

(f)            Seller has good and marketable title to the Purchased Assets free and clear of all liens, claims or encumbrances of any kind whatsoever.  All financial information relating to the Purchased Assets that has been provided by Seller, or its agents, to Buyer is true, correct and complete.

(g)           Neither this Agreement nor any schedules, certificates or other document or information provided by Seller to Buyer in connection with this Agreement or the Related Agreements or the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits any material fact necessary to make the statements so made not misleading, at the time such statements were made and through the time of the Closing Date.

(h)           Neither the Seller, nor any of its members, managers, officers, employees or agents, has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finder’s fee or commission in connection with this Agreement, and the Related Agreements, or the transactions contemplated by such agreements for which Buyer could become liable or obligated.

4.2        Buyer Representations.  Buyer represents and warrants to Seller as follows:

(a)           Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated by this Agreement and the Related Agreements.

(b)           Prior to the Closing, this Agreement and each Related Agreement will have been duly authorized by all necessary corporate action on the part of Buyer.  This Agreement constitutes and, when executed, the Related Agreements will constitute, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

(c)           Buyer shall be liable for any financial advisory, brokerage or finder’s fee or commission in connection with the Agreement, the Related Agreements or the transactions contemplated by such agreements for which Buyer could become liable or obligated.

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5.           Certain Covenants AND AGREEMENTS.

5.1        Agreement with Military Regarding Commissaries.  Prior to the Closing, Seller will enter into a written agreement with The Defense Commissary Agency (the “Commissary Agreement”), pursuant to which Seller will have the exclusive rights to place DVD kiosks in the commissaries at the army bases located in the continental United States.  Such agreement shall be in form and substance satisfactory to Buyer in its sole and absolute discretion and Seller shall assign such agreement to Buyer at the Closing.

5.2        Approvals and Consents.  Prior to Closing, Seller will obtain, in writing and without penalty to Buyer, all necessary approvals and consents required in order to authorize and approve this Agreement and the Related Agreements, and to consummate the assignment to, and assumption by, Buyer of the Purchased Assets, including without limitation the consent for the assignment of the Transferred Agreements.

5.3        Cooperation.  Each of the Parties hereto will use its best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder.

5.4        Access to Properties, Records and Personnel; Inspection.  Seller shall give Buyer and its counsel, accountants and other representatives full access during normal business hours to all of the properties, personnel, financial and operating data, books, tax returns, contracts, commitments and records of Seller to the extent that they relate to the Purchased Assets.  In addition, Seller hereby consents to Buyer contacting customers that are parties to the Customer Agreements to confirm that there have been no oral agreements or representations made with respect to the Customer Agreements and to discuss the assignment of the Customer Agreements.  In addition, Buyer, in its sole and absolute discretion, may interview, and offer employment to, current employees of Seller.  Such investigation shall not limit Seller’s liability for the breach of Seller’s representations and warranties herein even if Buyer’s review did or should have revealed any such breach.

5.5        Operation of Business. From the date hereof until the Closing Date or the earlier termination of this Agreement pursuant to Section 8 hereof, Seller will:  (a) operate its business in the ordinary course; (b) other than as expressly contemplated to the contrary in this Agreement, use its best efforts to preserve its operations so that Buyer will obtain the benefits intended to be afforded by this Agreement; (c) not take  any action which would result in any representation or warranty of Seller becoming incorrect or untrue in any respect; (d) obtain the prior written approval of Buyer in connection with all material decisions affecting the Purchased Assets, or operations thereunder, and (f) notify Buyer in writing promptly after Seller becomes aware of the occurrence of any event that might result in any of Seller’s statements, representations and warranties under this Agreement or any Related Agreement being or becoming untrue.

5.6        Notices.  Each of Buyer and Seller will promptly notify the other in writing if it receives any notice, or otherwise becomes aware, of any action or proceeding instituted or threatened before any court or governmental agency by any third party to restrain or prohibit, or obtain damages in respect of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby.

5.7        Further Assurances.  Each Party will execute and deliver any further instruments or documents, and take all further action, reasonably requested by the other Party to carry out the transactions contemplated by this Agreement and the Related Agreements.

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5.8        Indemnification.  Seller will indemnify, defend and hold Buyer, its Affiliates (as defined below) and their respective stockholders, directors, officers, employees, legal representatives, agents, successors and assigns (the “Indemnified Parties”) harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, losses and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties (collectively, “Losses”) arising from or directly or indirectly relating to:

(a)           any breach by Seller of any term or provision of this Agreement or any Related Agreement, including without limitation, Seller’s representations and warranties contained herein; or

(b)           Seller’s performance or breach under any of the Transferred Agreements prior to the Closing Date; or

(c)           any claim that any software or trademarks transferred herein infringes any intellectual property right of any person, or

(d)           any other expense or liability relating to the Purchased Assets or the Business arising or occurring prior to the Closing Date

Buyer will indemnify, defend and hold Seller, its Affiliates (as defined below) and their respective stockholders, directors, officers, employees, legal representatives, agents, successors and assigns (the “Buyer Indemnified Parties”) harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, losses and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Buyer Indemnified Parties (collectively, “Losses”) arising from or directly or indirectly relating to:

(a)           any breach by Buyer of any term or provision of this Agreement or any Related Agreement, including without limitation, Buyer’s representations and warranties contained herein; or

(b)           Buyer’s performance or breach under any of the Transferred Agreements after the Closing Date; or

(c)           any other expense or liability relating to the Purchased Assets arising or occurring after the Closing Date.

“Affiliate” means, with respect to any Person (as hereinafter defined), any Person that controls, is controlled by or is under common control with such Person, together with its and their respective members, partners, venturers, directors, officers, stockholders, agents, employees and spouses.  A Person shall be presumed to have control when it possesses the power, directly or indirectly, to direct, or cause the direction of, the management or policies of another Person, whether through ownership of voting securities, by contract, or otherwise.  “Person” means an individual, partnership, limited liability company, association, corporation, or other entity.

5.9         Survival of Representations and Warranties.  The parties’ representations and warranties contained herein shall survive the Closing for a period of two (2) years.

5.10       Exclusivity.  From the date hereof through the Closing Date or the termination of this Agreement, whichever first occurs, Seller shall not, nor shall Seller authorize or permit any of its managers, officers, employees, representatives, agents or Affiliates to, directly or indirectly, solicit, initiate, encourage, respond favorably to, permit or condone inquiries or proposals from, or provide any confidential information to, or participate in any discussions or negotiations with, any Person (other than Buyer and its directors, officers, employees, representatives and agents) concerning a sale, assignment or other transfer of the Purchased Assets, either directly or through purchase of equity merger or other acquisition structure.

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6.            CONDITIONS PRECEDENT.

6.1        Conditions to Buyer’s Obligations.  Buyer’s obligations under this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by Buyer:

(a)           Seller will have complied with and performed in all material respects its obligations under this Agreement and the Related Agreements required to be complied with or performed prior to Closing.

(b)           All representations and warranties of Seller in this Agreement and the Related Agreements will be true and correct in all material respects as of the date when given and on the Closing Date.

(c)           All consents, approvals and waivers required to consummate the transactions contemplated by this Agreement and the Related Agreements will have been obtained in writing by Seller and provided to Buyer without any penalty or condition which is adverse to Buyer.

(d)           There will not have been any material adverse change in the business, prospects or future business relating to the Purchased Assets, or any event which may, in the future, cause such a change or any pending or threatened material litigation or other proceeding relating to the Purchased Assets or the Business.

(e)           Seller shall have delivered to Buyer such other documents and instruments as Buyer may reasonably request to effectuate the transactions contemplated herein and to vest in Buyer title to, and rights in the Purchased Assets, free and clear of all liens, claims and encumbrances.

(f)           Buyer shall have received all of the items set forth in Sections 3.2(a) and 3.2(c) hereof.

6.2        Condition to Seller’s Obligations.  Seller’s obligations under this Agreement are subject to the satisfaction, on the Closing Date, of the following conditions, which may be waived by Seller:

(a)           Buyer will have complied with and performed, in all material respects, its obligations under this Agreement and the Related Agreements.

(b)           All representations of Buyer in this Agreement or the Related Agreements will be true and correct as of the date when given and on the Closing Date.

(c)           Seller shall have received all of the items set forth in Section 3.2(b) and 3.2(c) hereof.

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7.            Restrictions on Transfers.

7.1        Restrictions Generally.  The Seller agrees that it shall not, directly or indirectly, contract to sell, sell (whether pursuant to an effective registration statement under the Securities Act of 1933 (the “Securities Act”) or pursuant to Rule 144 thereunder), grant any option for the sale of, assign, exchange, transfer, convey, pledge, mortgage, hypothecate, encumber, distribute or otherwise dispose of (any of the foregoing, hereinafter referred to as a “Transfer”) any of the One-Year Restricted Shares during the one year period following the Closing, or Transfer any of the Two-Year Restricted Shares, during the two-year period following the Closing, in each case, except with the express written consent of the Buyer and in accordance with the terms of this Section.

7.2        Exemption Period.  The Seller will not make any Transfer except where it has received the express written consent required under section 7.1 (subject to expiration by its terms), and (i) such offer to sell, assignment, pledge, transfer or sale is pursuant to an effective registration statement under the Securities Act and has been registered under all applicable state securities or “blue sky” laws or (ii) unless waived by Buyer in writing, Seller shall have furnished Buyer with an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Buyer, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and all applicable state securities or “blue sky” laws.

7.3        Acknowledgement of Reliance.   The Seller understands and acknowledges that the representations, warranties and covenants set forth in this Section 7 will be relied upon by the Buyer and its successors and assigns. The Seller has carefully read this Section and has discussed with its counsel to the extent the Seller felt necessary, the limitations imposed on the Seller by this Section.

7.4        Invalid Transfers.   The Seller further understands that any transfer in violation of this Section is null and void.

7.5        Legend on Certificates.   Each outstanding certificate representing Purchase Shares shall bear an endorsement reading substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NEITHER BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION UNDER SAID SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF THE STATE OR STATES IN WHICH THEY WILL BE SOLD OR TRANSFERRED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS.”

“TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED PURSUANT TO THE TERMS OF AN ASSET PURCHASE AGREEMENT DATED November 10, 2010, INCLUDING A LOCK-UP  PROVISION, AND ANY TRANSFER OF ANY SUCH SECURITIES IN VIOLATION OF SUCH AGREEMENTS IS VOID.”

8.            TERMINATION OF AGREEMENT; EFFECT OF TERMINATION.

8.1        Termination.  This Agreement may be terminated at any time before the Closing as follows:

(a)           By Buyer, by notice to Seller, if any of Buyer’s conditions precedent to Closing have not been satisfied as of the Closing Date or have become incapable of being satisfied by December 15, 2010.

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(b)           By Seller, by notice to Buyer, if any of Seller’s conditions precedent to Closing have not been satisfied as of the Closing Date or have become incapable of being satisfied by December 15, 2010.

8.2        Effect of Termination.  With the exception of Article 4, Section 5.8 (Indemnification) and this Section 8.2, which such sections shall survive termination of this Agreement, upon a termination in accordance with Section 8.1, this Agreement will have no further force or effect.  Notwithstanding the foregoing, each Party will be liable to the other for any breaches by such Party prior to termination of this Agreement.

10.          MISCELLANEOUS.

10.1      No Waiver.  No waiver of any breach of any provision of this Agreement will be deemed a waiver of any other breach of this Agreement.  No extension of time for performance of any act will be deemed an extension of the time for performance of any other act.

10.2      Severability.  The provisions of this Agreement will be deemed severable, and if any provision of this Agreement is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision legal, valid and binding.  If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement will not be affected but will remain binding in accordance with their terms.

10.3      Entire Agreement; Amendment.  This Agreement, the Related Agreements and the schedules, exhibits and attachments to such agreements contain the entire agreement of the Parties with respect to the subject matter hereof.  This Agreement may be amended only by an instrument in writing signed by all of the Parties hereto.  The headings in this Agreement are solely for convenience of reference and will not affect the interpretation of any provision of this Agreement.

10.4      Applicable Law; Venue.  This Agreement will be construed in accordance with and governed by the laws of the State of Texas.  Jurisdiction and venue for all disputes relating to this Agreement shall lie exclusively with the state and federal courts located in Texas.  Each of the Parties agrees to the exclusive jurisdiction of the aforementioned courts and waives any defense to the laying of venue therein, including without limitation any defense of inconvenient forum.

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10.5      Time is of the Essence.  The Parties to this Agreement acknowledge and agree that time is of the essence with respect to the consummation of the transactions contemplated by this Agreement and each Related Agreement.

10.6      Binding Agreement, Assignment.  The terms and provisions of this Agreement will bind the Parties and their respective permitted successors and assigns.  Neither this Agreement nor any Related Agreement may be assigned by Seller or Buyer, without the prior written consent of the other.

10.7      Expenses.  Each Party will pay all of its expenses, including attorneys’ and accountants’ fees in connection with the negotiation of this Agreement or any Related Agreement, the performance of its obligations hereunder or thereunder, and the consummation of the transactions contemplated by this Agreement or any Related Agreement; provided that in any proceeding or other attempt to enforce, construe or to determine the validity of this Agreement or any Related Agreement, the non-prevailing Party will pay the reasonable expenses of the prevailing Party, including reasonable attorneys’ fees and costs.

10.8      Notices.  All notices, demands or other communications required or permitted to be given hereunder will be in writing, and any and all such items will be deemed to have been duly delivered upon personal delivery; or as of the third business day after mailing by United States mail, certified, return receipt requested, postage prepaid, addressed as follows; or as of the immediately following business day after deposit with Federal Express or a similar overnight courier service, addressed as follows; or as of the business day if by facsimile to the facsimile number set forth below:

Notices to Seller:
Tejas Video Partners, LTD
10846 Gulfdale
San Antonio, Texas 78216
Attn:  Von Shows
Phone: 210-545-5230
Fax: 210-545-7242

Notices to Buyer:
Global Axcess Corp
7800 Belfort Parkway
Suite 165
Jacksonville Florida 32256
Phone: 904-395-1157
Fax: 904-280-2180

10.9      Counterparts.  This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

10.10    No Third Party Beneficiaries.  Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Asset Purchase Agreement
Global Axcess – Tejas Videos

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10.11    Publicity.  Each party agrees to notify the other prior to issuing any press release or making any public statement regarding the transactions contemplated hereby, and will attempt to obtain the reasonable approval of the other party prior to making such release or statement, except where such release or statement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange or any other regulatory requirement, in which case the disclosing party shall endeavor to provide the other party with as much prior notice of the content of such release or statement as is reasonably practicable under the circumstances.

10.12    Confidentiality.  Other than as contemplated by this Agreement, Seller will maintain in confidence, and will cause its directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information in its possession relating directly or indirectly to the Purchased Assets, unless such information becomes publicly available through no fault of Seller, or its directors, officers, employees, agents or advisors, the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated herein, or the furnishing or use of such information is required by legal proceedings or otherwise required by law.  If this Agreement is terminated pursuant to Section 8.1, this Section 10.12 shall be of no further force or effect.

10.13    Specific Performance.  The parties hereto agree that irreparable damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent the breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court, Federal or State, of competent jurisdiction, Texas, this being in addition to any other remedy to which they are entitled at law or in equity.

10.14.   Disputes.   Parties Agree to submit any dispute arising out of this Agreement and any other Agreement entered into at closing first to non-binding mediation.

The Parties have executed and delivered this Agreement on the date set forth in the introductory paragraph of this Agreement.

	Seller:	Buyer:

Tejas Video Partners, LTD
By
Tejas Video LLC-General Partner
By
	Von Shows- it's Member	GLOBAL AXCESS CORP,
	a Texas limited liability company	a Nevada corporation

By:	/s/ Von Shows	By:	/s/ George McQuain
	Name: Von Shows		Name: George McQuain
	Title: Member		Title: President & CEO

Asset Purchase Agreement
Global Axcess – Tejas Videos

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Exhibits:

1.1(a)	Customer Agreement
1.1(b)	Vendor Agreements
1.1(c)	DVD Inventory
1.1(e)	Kiosk Communications Equipment
3.2(a)(i)	Form Assignment and Assumption
3.2(a)(ii)	Form Bill of Sale
3.2(a)(iv)	Form Non-Compete
3.2(a)(v)	Form Consulting Agreement
3.2(a)(vi)	Form Transition Services Agreement
3/2(a)(ix)	Form of Seller Counsel Legal Opinion

Asset Purchase Agreement
Global Axcess – Tejas Videos

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